SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 11, 2004

                              ALFACELL CORPORATION.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-11088                    22-2369085
(State or other jurisdiction of       (Commission                 (IRS Employer
        incorporation)                File Number)               Identification)

               225 Belleville Avenue, Bloomfield, New Jersey 07003 (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (973) 748-8082


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. Other Events and Required FD Disclosure

Alfacell Corporation, a leader in the research and development of ribonucleases for anti-cancer and other therapeutic applications, today announced the completion of a private placement of common stock and common stock purchase warrants with an existing institutional investor that raised $10.0 million in gross proceeds for the Company. Pursuant to the agreement, the investor purchased approximately 1.2 million shares of common stock at $8.26 per share and five year warrants to purchase approximately 1.2 million shares at an exercise price of $12.39 per share. If the warrants are exercised the Company will realize an additional $15.0 million in proceeds. Alfacell paid a 5% placement fee to an agent as part of this transaction.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Dated:  May 12, 2004

                                                  By: /s/ Andrew Savadelis
                                                      --------------------
                                                      Andrew Savadelis
                                                      Chief Financial Officer